Exhibit 99

3M Provides 2010 Outlook

Company Continues Targeted Growth Investments and Prudent Cost Management

ST. PAUL, Minn.—(BUSINESS WIRE)—At an institutional investor and analyst meeting in New York later today, 3M chairman, president and CEO George Buckley will outline the company’s ongoing commitment to investing in its core businesses while continuing to focus on cash generation in light of the still uncertain global economy.

Buckley will cite 3M’s 2009 performance as evidence of the success of the company’s plan to overcome the global downturn.

“3M’s recent performance should erase any doubt about the company’s ability to manage effectively without compromising our investments in the future,” Buckley said. “Our primary mission now is to properly prepare to take full advantage of growth opportunities as economies slowly recover.”

Buckley will state 3M’s intention to increase investment in research and development and new product development as a means to gain market share.

“Innovation is 3M’s primary differentiator,” he said. “We’ll continue to invest aggressively in our core and at the same time continue to make modest acquisitions at about the same rate we’ve been making in recent years.”

“As always, we will continue to carefully manage our costs as we invest,” added Buckley.

Buckley, along with Pat Campbell, CFO; Brad Sauer, Executive Vice President, Health Care, Inge Thulin, Executive Vice President, International Operations and Kenneth Yu, Managing Director China Region and 3M China, will describe 3M growth opportunities such as higher penetration in emerging markets, electronics and software, renewable energy as well as in core businesses such as health care and respiratory protection.

3M also provided its 2010 sales and earnings outlook. The company anticipates sales of $24.5 billion to $25.5 billion, with organic sales volumes growing 5 to 7 percent and currency effects adding 2 to 3 percent to sales for the year. 3M also expects that 2010 earnings will be between $4.85 and $5.00 per share. 2009 earnings per share are expected to be between $4.30 to $4.35 per share, or $4.50 to $4.55 per share excluding special items. Refer to 3M’s October 22, 2009 press release for a complete list and explanation of special items for the first nine months of 2009.

A live webcast of the 8:00 a.m. (Eastern Time) meeting will be available on 3M’s Investor Relations home page at http://investor.3m.com. Replays will also be available after the meeting.

Forward-Looking Statements

This release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects.

Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; and (9) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its subsequent Quarterly Reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Risk Factors” in Part I, Item 1A (Annual Report) and in Part II, Item 1A (Quarterly Report). The information contained in this release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events or developments.

About 3M

A recognized leader in research and development, 3M produces thousands of innovative products for dozens of diverse markets. 3M’s core strength is applying its more than 40 distinct technology platforms — often in combination — to a wide array of customer needs. With $25 billion in sales, 3M employs 75,000 people worldwide and has operations in more than 60 countries.

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3M

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Jacqueline Berry, 651-733-3611

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Investor Contacts:

Matt Ginter, 651-733-1807

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Bruce Jermeland, 651-733-1807